Exhibit 20

PRESS RELEASE

For immediate release

Citrine Global Corp. (OTCQB: TECR) Joins a Venture to Establish a “Cannovation Center” - Cannabis Innovation Center - in Israel to Address the Needs of the Emerging Cannabis, CBD and Hemp Industry

Citrine Global is currently trading as TechCare Corp. (TECR). Its name change to “Citrine Global, Corp.” is expected to take effect soon.

July 22, 2020

On July 21, 2020, the board of directors of Citrine Global Corp. (OTCQB: TECR) approved for its wholly-owned Israeli subsidiary CTGL - Citrine Global Israel Ltd. to take part in a joint venture for the establishment of a “Cannovation Center” - Cannabis Innovation Center - in Israel to address the needs of the emerging cannabis, CBD and hemp industry. CTGL - Citrine Global Israel Ltd will hold around 60% of the Cannovation Center.

The Cannovation Center is a unique, all-in-one platform with factories for producing cannabis, hemp and CBD products, laboratories and a logistics and distribution center, for supporting the cannabis eco-system, including cannabis growers, cannabis product developers, researchers and businesses, that operate in a field that requires interdisciplinary professional expertise and compliance with a wide set of regulatory demands, including IMC-GMP production standards, 24/7 surveillance and security, special recycling procedures, and more.

The Cannovation Center in Israel will provide solutions for companies in Israel and worldwide, leveraging Israel’s leadership in cannabis innovation and promoting the production and distribution of cannabis, hemp and CBD products for local and global markets.

The Cannovation Center is in the process of obtaining a government grant. The Israeli Government provides grants and subsidies specific to the cannabis industry as part of its strategy for boosting the economy through technological innovation.

Ora Meir Soffer, Citrine Global’s Chairperson and CEO, stated: “Israel is a leading source of technological innovation, including in the cannabis industry. Our Cannovation Center venture is a result of years of involvement in the cannabis industry, and we are confident that the Cannovation Center will provide a solution for the needs of the cannabis industry. We are happy that CTGL - Citrine Global Israel Ltd will be a part of this. We hope this will be the first center, to be joined by additional centers around the world”.

About Citrine Global Corp.

Citrine Global Corp.’s business activity is comprised of creating value and implementing expansion strategies for growth-stage technology companies, offering multi-strategy solutions combining strategic marketing, business development, real estate and asset management services and financing solutions. Such wide spectrum of services is targeted at helping create an integrated strategy that supports our client companies in achieving their local and global expansion ambitions.

Citrine Global’s key target markets include the health and wellness fields, which are demonstrating high growth potential. Citrine Global empowers innovative companies to become global leaders and improve the health and quality of life of as many people as possible worldwide.

Geographies: The Company provides solutions to companies from Israel, USA, Canada, Europe and around the world through subsidiaries and local teams and professionals in each region.

The company operates in the Israeli market, via its fully-owned subsidiary CTGL – Citrine Global Israel Ltd., which targets Israeli startups and technology companies in the fields of Healthcare, Wellness, Food Tech and Israeli Medical Cannabis companies.

http://www.citrine-global.com

For inquiries and further information, please contact: info@citrine-global.com

Disclaimer:

This communication does not constitute an offer to purchase or exchange or the solicitation of an offer to sell or exchange any securities of the Company.

This communication contains certain statements that are neither reported financial results nor other historical information and other statements concerning the Company.

These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, events, products and services and future performance. Forward-looking statements are generally identified by the words “will”, “expects”, “anticipates”, “believes”, “intends”, “estimates “, “target”, and similar expressions. These and other information and statements contained in this communication constitute forward-looking statements for purposes of applicable securities laws. Although management of the Company believes that the expectations reflected in the forward looking statements are reasonable, investors and security holders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by the forward-looking information and statements, and the Company cannot guarantee future results, levels of activity, performance or achievements.

Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this communication include, but are not limited to: trends in target markets; effects of competition in the Company’s main markets; ability to establish and maintain strategic relationships in its major businesses; profitability of the growth strategy; and changes in global, political, economic, business, competitive, market and regulatory forces. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such forward-looking statements. The forward-looking statements contained in this communication speak only as of the date of this communication and the Company or its representatives are under no duty, and do not undertake, to update any of the forward-looking statements after this date to conform such statements to actual results, to reflect the occurrence of anticipated results or otherwise except as otherwise required by applicable law or regulations